PO Box 9005 Quakertown PA 18951-9005 215.538.5600 1.800.491.9070 www.QNB.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS RECORD SECOND QUARTER AND FIRST HALF EARNINGS

QUAKERTOWN, PA (July 21, 2011) QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the second quarter of 2011 of $2,435,000, or $0.77 per share on a diluted basis. This represents a 24.0% increase compared to net income of $1,963,000, or $0.63 per share on a diluted basis, for the same period in 2010 and a 10.1% increase from first quarter 2011 results.

For the six month period ended June 30, 2011, QNB reported net income of $4,646,000, or $1.47 per share on a diluted basis. This represents a 22.6% increase in net income compared to the $3,789,000, or $1.22 per share on a diluted basis, reported for the six month period ended June 30, 2010.

The results for both the second quarter and first six months of 2011 represent record profits for QNB and reflect higher net interest income, resulting from an increase in the net interest margin and strong growth in deposits and earning assets. Also contributing to the increase in net income was a lower provision for loan losses.

Net income expressed as an annualized rate of return on average assets and average shareholders’ equity was 1.18% and 15.62%, respectively, for the quarter ended June 30, 2011 compared with 1.02% and 13.83% for the quarter ended June 30, 2010. For the six month periods the annualized rate of return on average assets and average shareholders’ equity was 1.15% and 15.18%, respectively, for the period ended June 30, 2011 compared with 1.01% and 13.58%, respectively, for the period ended June 30, 2010.

“We are proud of the record results for the quarter and first half of 2011 and the resulting return on average assets and return on average shareholders’ equity which places QNB near the top of its peer group in these two critical measures of financial performance”, stated Thomas J. Bisko, Chief Executive Officer. “Noting only gradual improvement in the economy, loan demand remained weak.  Despite the sluggish economy, asset quality improved, deposit growth remained strong and QNB continued to operate as a “well capitalized institution” by all regulatory standards”.

Net Interest Income and Net Interest Margin
Growth in net interest income continues to be the most significant contributor to the Company’s record performance. Net interest income for the quarter ended June 30, 2011 totaled $7,151,000, an increase of $716,000, or 11.1%, over the same period in 2010. Net interest income for the second quarter of 2011 also reflects an improvement of $194,000, or 2.8%, compared to the first quarter of 2011. The net interest margin for the second quarter of 2011 was 3.84% compared to 3.74% for the second quarter of 2010 and 3.89% for the first quarter of 2011.

For the six month period ended June 30, 2011 net interest income was $14,108,000, an increase of $1,649,000, or 13.2% over the $12,459,000 reported for the first half of 2010. The net interest margin for these same periods was 3.87% and 3.69%, respectively.

The increase in net interest income when comparing both the three and six month periods ended June 30, 2011 and 2010 is the result of an increase in the net interest margin and growth in deposits and earning assets. The improvement in the net interest margin during these periods reflects the impact of lower deposit costs partially offset by lower yields on loans and investment securities. The interest rate paid on interest-bearing deposits declined by 45 basis points to 1.07% for the second quarter of 2011 compared to the second quarter of 2010 and by 48 basis points when comparing the six month periods. The decline in the rate paid on deposits largely resulted from the repricing of time deposits, interest bearing transaction accounts and money market accounts at lower market rates. Lower-cost time deposits was the greatest contributor with the average rate paid on time deposits declining 57 basis points from 2.15% for the second quarter of 2010 to 1.58% for the second quarter of 2011. When comparing the six month periods the average rate paid on time deposits declined 62 basis points from 2.27% for the first half of 2010 to 1.65% for the same period in 2011.

In comparison, the average rate earned on loans and investment securities declined from 5.84% and 4.21%, respectively, for the second quarter of 2010 to 5.76% and 3.72% for the second quarter of 2011, a decline of 8 basis points and 49 basis points, respectively. When comparing the six month periods the average yield on loans and investment securities declined 3 basis points and 57 basis points, respectively. The decline in the cost of deposits as well as the yield on earning assets reflects the impact of a long period of historically low interest rates.

The slight decline in the net interest margin between the first and second quarters of 2011 primarily reflects a change in the mix of earning assets resulting from the economic environment which has reduced the demand for loans by both businesses and consumers. Average total loans increased 0.1% when comparing the two quarters while average investment securities and interest bearing cash increased $20,041,000, or 6.7%, when comparing the same two periods. In general, loans provide a higher return than investment securities.

Average earning assets grew by $59,023,000, or 8.0%, when comparing the second quarter of 2011 to the same period in 2010, with average loans increasing $11,051,000, or 2.4%, and average investment securities increasing $46,970,000, or 18.2%. On the funding side, average deposits increased $52,580,000, or 7.9%, with average transaction accounts increasing $80,180,000, or 23.4%. The growth in transaction accounts is largely due to the success of QNB's Online eSavings account. This product had an average balance of $100,045,000 for the quarter ended June 30, 2011 compared to $36,724,000 for the same 2010 quarter. Offsetting a portion of this growth was a decline in average time deposits of $27,600,000 when comparing the second quarter 2011 with the same period in 2010.

For the six-month period average earning assets increased by $58,844,000, or 8.1%, with average loans increasing $18,302,000, or 4.0%, and average investment securities increasing $42,552,000, or 16.7%. Over this same period average total deposits increased $54,324,000, or 8.3%.

Asset Quality, Provision for Loan Loss and Allowance for Loan Loss
QNB closely monitors the quality of its loan portfolio and as a result of increases in non-performing and classified loans, higher than normal levels of charge-offs and continued concerns about the economy, has increased the allowance for loan losses over the past few years to reflect these conditions. As of June 30, 2011, the level of non-performing and delinquent loans declined relative to the levels reported at the end of the first quarter of 2011. As a result of this and other factors the Company was able to reduce its provision for loan losses and its allowance for loan losses.

Total non-performing assets were $13,844,000 at June 30, 2011 compared with $14,697,000 as of March 31, 2011 and $11,634,000 as of December 31, 2010. Included in this classification are non-performing loans, other real estate owned (OREO) and repossessed assets, and non-performing pooled trust preferred securities. Total non-performing loans, which represent loans on non-accrual status, loans past due more than 90 days and still accruing interest and restructured loans were $11,882,000, or 2.49% of total loans, at June 30, 2011 compared with $12,988,000, or 2.71% of total loans, at March 31, 2011 and $9,872,000, or 2.05% of total loans, at December 31, 2010. QNB had no OREO or repossessed assets at either June 30, 2011 or March 31, 2011 compared with $90,000 at December 31, 2010. Non-performing pooled trust preferred securities are carried at fair value which was $1,962,000, $1,709,000 and $1,672,000 at June 30, 2011, March 31, 2011 and December 31, 2010, respectively. Total delinquent loans that are thirty days or more past due decreased to 1.72% of total loans at June 30, 2011 compared with 1.90% of total loans at March 31, 2011 and 2.82% of total loans at December 31, 2010.

QNB recorded a provision for loan losses of $450,000 in the second quarter of 2011 compared to $650,000 in the first quarter of 2011 and $700,000 in the second quarter of 2010. For the six month periods ended June 30, 2011 and 2010 the provision for loan losses was $1,100,000 and $1,400,000, respectively. Net loan charge-offs were $792,000 for the second quarter of 2011, or 0.67% annualized of total average loans, compared with $413,000 for the first quarter of 2011, or 0.35% annualized of total average loans, and $48,000 for the second quarter of 2010, or 0.04% annualized of total average loans. Most of the loans charged-off in the second quarter of 2011 had been recognized as impaired with specific reserves prior to March 31, 2011. For the six month periods ended June 30, 2011 and 2010 net loan charge-offs were $1,205,000, or 0.51% annualized, and $608,000, or 0.27% annualized, respectively.

QNB's allowance for loan losses of $8,850,000 represents 1.86% of total loans at June 30, 2011 compared to an allowance for loan losses of $8,955,000, or 1.86% of total loans, at December 31, 2010 and $7,009,000, or 1.48% of total loans, at June 30, 2010.

Non-Interest Income
Total non-interest income was $1,070,000 for the second quarter of 2011, an increase of $43,000 compared with the same period in 2010. Net securities gains increased by $121,000 when comparing the two quarters with net gains of $54,000 recorded on the sale of debt and equity securities in the second quarter of 2011 while net securities losses of $67,000 were recorded during the second quarter of 2010, most of which was a result of credit-related other-than-temporary impairment (OTTI) charges on two pooled trust preferred securities. Less residential mortgage activity for the 2011 quarter resulted in gains on sales of residential mortgage loans decreasing $124,000 to $18,000.

Fees for services to customers decreased $59,000, or 14.5%, comparing the second quarter of 2011 to the second quarter of 2010. The decrease was primarily caused by lower overdraft charges as a result of the implementation of new rules under Regulation E. ATM and debit card income contributed $52,000 in additional non-interest income when comparing the three-month periods primarily due to an increase in volume and in the amount earned per transaction.

The increase in non-interest income when comparing the two quarters is primarily the result of small increases in several areas including: income on bank-owned life insurance - $12,000, merchant processing income - $7,000, mortgage servicing fees - $7,000, retail brokerage income - $7,000 and title company income - $8,000.

Total non-interest income for the six month period ended June 30, 2011 was $2,010,000, a decrease of $149,000, or 6.9%, from the amount recorded in 2010. Fees for services to customers declined $137,000, or 16.9%, to $674,000 and gains on the sale of residential mortgage loans declined $160,000, or 73.7%, to $57,000. The reasons for the decline in these areas are the same as noted above. Net gains on investment securities were $11,000 for the first six months of 2011 compared with net gains of $69,000 in 2010. In 2010, net gains of $295,000 on the sale of investments, primarily equity securities, were offset by credit-related OTTI charges of $226,000 on three pooled trust preferred securities. Partially offsetting these declines was a $109,000 increase in ATM and debit card income and a $58,000 increase in income on bank-owned life insurance.

Non-Interest Expense
Total non-interest expense was $4,584,000 for the second quarter of 2011, an increase of 8.1% compared to $4,241,000 for the second quarter of 2010. A $241,000, or 11.1%, increase in salaries and employee benefits was the largest component of the higher expense, a result of filling the Chief Operating Officer and Chief Compliance Officer positions, a 2011 incentive compensation accrual of $103,000, and normal merit increases. Also contributing to the increase in non-interest expense when comparing the two quarters were increases in equipment maintenance costs, consultant expense and costs associated with the conversion to a new online and mobile banking system to be introduced in the fourth quarter of 2011.

Total non-interest expense was $9,004,000 for the six month period ended June 30, 2011. This represents an increase of $645,000, or 7.7%, from the same period in 2010. Higher salary and benefits expense contributed $491,000 of the increase with the accrual for incentive compensation accounting for $206,000 of the total increase in salary and benefits expense. The other items mentioned above for the quarter also impacted the six month salary and benefit expense amount. In addition, payroll related taxes increased $40,000 and medical and dental premium expense increased $32,000 when comparing the six month periods. Also contributing to the increase in total non-interest expense was a $37,000 increase in branch rent related primarily to lease expense for the permanent Wescosville branch which opened in October 2010 and a $48,000 increase in equipment maintenance costs.

About the Company
QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates nine branches in Bucks, Montgomery and Lehigh Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides retail brokerage services through Raymond James Financial Services, Inc. and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at www.qnb.com.

Forward Looking Statement
This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

QNB Corp.
Consolidated Selected Financial Data (unaudited)

(Dollars in thousands)

Balance Sheet (Period End)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Assets	$839,280	$819,445	$809,260	$791,236	$776,115
Investment securities (AFS & HTM)	327,936	296,312	293,231	282,098	264,719
Loans receivable	475,710	478,394	482,182	477,940	474,678
Allowance for loan losses	(8,850)	(9,192)	(8,955)	(8,132)	(7,009)
Net loans	466,860	469,202	473,227	469,808	467,669
Deposits	719,681	707,406	694,977	674,247	657,970
Demand, non-interest bearing	65,542	61,881	55,377	53,100	59,235
Interest-bearing demand, money market and savings	360,150	353,844	329,368	309,688	281,448
Time	293,989	291,681	310,232	311,459	317,287
Short-term borrowings	30,553	26,033	29,786	31,173	34,059
Long-term debt	20,303	20,306	20,308	20,311	20,000
Shareholders' equity	66,194	62,683	61,090	62,682	61,128

Asset Quality Data (Period End)
Non-accrual loans	$9,455	$10,589	$7,183	$8,094	$7,180
Loans past due 90 days or more and still accruing	10	12	268	199	62
Restructured loans	2,417	2,387	2,421	1,615	506
Non-performing loans	11,882	12,988	9,872	9,908	7,748
Other real estate owned and repossessed assets	-	-	90	12	40
Non-accrual pooled trust preferred securities	1,962	1,709	1,672	1,497	1,539
Non-performing assets	$13,844	$14,697	$11,634	$11,417	$9,327

Allowance for loan losses	$8,850	$9,192	$8,955	$8,132	$7,009

Non-performing loans / Loans	2.49%	2.71%	2.05%	2.07%	1.63%
Non-performing assets / Assets	1.65%	1.79%	1.44%	1.44%	1.20%
Allowance for loan losses / Loans	1.86%	1.92%	1.86%	1.70%	1.48%

QNB Corp.
Consolidated Selected Financial Data (unaudited)

(Dollars in thousands, except per share data)	For the three months ended,					For the six months ended,
For the period:	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10

Interest income	$9,188	$9,095	$9,189	$9,117	$9,049	$18,283	$17,877
Interest expense	2,037	2,138	2,376	2,476	2,614	4,175	5,418
Net interest income	7,151	6,957	6,813	6,641	6,435	14,108	12,459
Provision for loan losses	450	650	1,200	1,200	700	1,100	1,400
Net interest income after provision for loan losses	6,701	6,307	5,613	5,441	5,735	13,008	11,059
Non-interest income:
Fees for services to customers	347	327	368	392	406	674	811
ATM and debit card	366	328	326	317	314	694	585
Net gain (loss) on investment securities available-for-sale	54	(43)	(23)	(47)	(67)	11	69
Other	303	328	505	342	374	631	694
Total non-interest income	1,070	940	1,176	1,004	1,027	2,010	2,159
Non-interest expense:
Salaries and employee benefits	2,408	2,387	2,286	2,409	2,167	4,795	4,304
Net occupancy and furniture and equipment	690	700	757	681	648	1,390	1,299
FDIC insurance premiums	276	262	262	268	257	538	511
Other	1,210	1,071	1,259	1,120	1,169	2,281	2,245
Total non-interest expense	4,584	4,420	4,564	4,478	4,241	9,004	8,359
Income before income taxes	3,187	2,827	2,225	1,967	2,521	6,014	4,859
Provision for income taxes	752	616	415	349	558	1,368	1,070
Net income	$2,435	$2,211	$1,810	$1,618	$1,963	$4,646	$3,789

Share and Per Share Data:
Net income - basic	$0.77	$0.71	$0.58	$0.52	$0.63	$1.48	$1.22
Net income - diluted	$0.77	$0.70	$0.58	$0.52	$0.63	$1.47	$1.22
Book value	$20.98	$19.94	$19.52	$20.13	$19.67	$20.98	$19.67
Cash dividends	$0.25	$0.25	$0.24	$0.24	$0.24	$0.50	$0.48
Average common shares outstanding - basic	3,144,935	3,134,449	3,119,039	3,108,535	3,099,852	3,139,721	3,097,208
Average common shares outstanding - diluted	3,161,761	3,145,239	3,132,689	3,123,262	3,113,467	3,153,641	3,107,683

Selected Ratios:
Return on average assets	1.18%	1.11%	0.89%	0.82%	1.02%	1.15%	1.01%
Return on average shareholders' equity	15.62%	14.72%	12.08%	11.01%	13.83%	15.18%	13.58%
Net interest margin (tax equivalent)	3.84%	3.89%	3.75%	3.75%	3.74%	3.87%	3.69%
Efficiency ratio (tax equivalent)	52.50%	52.57%	53.76%	55.00%	53.48%	52.53%	53.83%
Average shareholders' equity to total average assets	7.56%	7.55%	7.41%	7.43%	7.39%	7.56%	7.41%
Net loan charge-offs	$792	$413	$377	$77	$48	$1,205	$608
Net loan charge-offs (annualized)/Average loans	0.67%	0.35%	0.32%	0.07%	0.04%	0.51%	0.27%

Balance Sheet (Average)
Assets	$826,901	$806,289	$802,144	$784,500	$769,539	$816,652	$759,598
Investment securities (AFS & HTM)	305,196	290,523	280,111	262,160	258,226	297,900	255,348
Loans receivable	477,151	476,699	475,828	474,903	466,100	476,926	458,624
Deposits	714,628	696,877	690,469	669,756	662,048	705,802	651,478
Shareholders' equity	62,531	60,896	59,436	58,327	56,905	61,718	56,274

Contacts:	Thomas J. Bisko, CEO	Bret H. Krevolin, CFO
	215-538-5600 x-5612	215-538-5600 x-5716
	tbisko@qnb.com	bkrevolin@qnb.com